SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                             ------------------


                                  FORM 8-K


           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported): May 21, 2001
                                                  (May 18, 2001)


                             McDATA Corporation
------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                         000-31257              84-1421844
------------------------------------------------------------------------------
(State or other Jurisdiction            (Commission           (IRS Employer
      of Incorporation)                  File Number)       Identification No.)


310 Interlocken Parkway, Broomfield, Colorado                     80021
------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


                               (303) 460-9200
------------------------------------------------------------------------------
                       Registrant's telephone number
                            including area code


                               Not Applicable
------------------------------------------------------------------------------
        Former Name or Former Address, if Changed Since Last Report








Item 5.           Other Events.

I.     Adoption of Rights Plan
       -----------------------

          On May 18, 2001, the Board of Directors of McDATA Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Class A common stock, par value $0.01 per share ("Class A Common Stock"), and for each outstanding share of Class B common stock, par value $0.01 per share ("Class B Common Stock" and together with Class A Common Stock, "Common Stock") to stockholders of record of each such class at the close of business on June 5, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), at a purchase price of $200 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, N.A., as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of shares of Common Stock representing 15% or more of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender or transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on June 5, 2011, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

          If there were to be a Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          In the event that a person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, shares of Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at an exercise price of $200 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $400 worth of Class B Common Stock (or other consideration, as noted above) for $200. Assuming that the Class B Common Stock had a per share value of $40 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Class B Common Stock for $200.

          In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

          At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of shares of Common Stock representing fifty percent (50%) or more of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Class B Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

          At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of Class B Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

          Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

          The Rights Agreement, dated as of May 18, 2001, between the Company and The Bank of New York, N.A., as Rights Agent, specifying the terms of the Rights and including the form of the Certificate of Designation, Preferences and Rights, and the press release announcing the declaration of the Rights are incorporated herein by reference. The foregoing description of the Rights and the descriptions of the Rights Agreement and the Rights set forth in such press release are qualified in their entirety by reference to the full text of the Rights Agreement.





Item 7.     Financial Statements and Exhibits.
            ---------------------------------

 4 Rights Agreement, dated as of May 18, 2001, between McDATA Corporation and The Bank of New York, N.A., as Rights Agent, including all exhibits thereto, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated May 21, 2001.

 20(a) Press Release of the Company dated May 18, 2001, incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated May 21, 2001.








                                 SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                     MCDATA CORPORATION



Date:  May 21, 2001                  By: /s/ Thomas O. McGimpsey
                                        -------------------------------------
                                        Name:  Thomas O. McGimpsey
                                        Title: Vice President, General
                                               Counsel and Secretary







                               EXHIBIT INDEX


Exhibit         Description
-------         -----------

4 Rights Agreement, dated as of May 18, 2001, between McDATA Corporation and The Bank of New York, N.A., as Rights Agent, including all exhibits thereto, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated May 21, 2001.

20(a) Press Release of the Company dated May 18, 2001, incorporated herein by reference to Exhibit 2 to the Company's
                Registration Statement on Form 8-A dated May 21, 2001.